AGREEMENT TO SETTLE PROMISSORY NOTE

         THIS AGREEMENT ("Agreement") is entered into as of December 7, 2000 by and among International Investments Communications, Ltd, a British Virgin Islands Company ("CREDITOR"), Globaltron Communications Corporation, a Delaware corporation ("DEBTOR"), and Gary Morgan, an individual ("GUARANTOR"), whereby each party agrees to settle any and all obligations under the Promissory Note dated November 9, 1999 (the "Note"). The parties hereby agree to compromise the indebtedness due the CREDITOR on the following terms and conditions:

1. As full settlement and payment of any and all obligations due by the CREDITOR and/or the GUARANTOR under the terms of the Note, which, as of December 7, 2000, is $778,822.51, including, without limitation, all principal, accrued interest and any penalties,


         a. DEBTOR shall pay to the CREDITOR, via wire transfer, the sum of $200,000.00 on or before December 7, 2000;

         b. The DEBTOR shall issue the CREDITOR 154,000 restricted shares of GLOBALTRON COMMUNICATIONS CORPORATION common stock, par value $.001 per share ("Common Stock");

         c. The GUARANTOR shall undertake to have transferred to the CREDITOR 116,000 shares of restricted Common Stock. The 270,000 shares of Common Stock to be issued and or transferred to the Creditor are referred to as the "Settlement Shares";

         d. Until such time as the sum of $200,000.00 and the 270,000 Settlement Shares are received by counsel for the CREDITOR, counsel for the CREDITOR shall hold the $200,000.00, note, this agreement, the mutual releases and other related documents, if any, signed by the CREDITOR held in escrow. Upon receipt of the sum of $200,000.00 and 270,000 Settlement Shares, the Escrow Agent shall surrender the Note to the DEBTOR marked "PAID IN FULL." and shall release this Agreement, the Mutual Releases and other related documents to the DEBTOR and or GUARANTOR, or their attorneys as applicable. Counsel for the creditor shall act as Escrow Agent and in that capacity, counsel for the CREDITOR shall not release any funds or documents until it (i) receives all the Settlement Shares and (ii) $200,000 in cash via wire transfer.

         The acceptance of the payment and Settlement Shares will serve as a complete discharge of obligations, including all monies due by CREDITOR and GUARANTOR. If the DEBTOR fails to pay the compromised amount by December 7, 2000, the original amount owed by the DEBTOR will be reinstated in full, and will become immediately due.

2.       The CREDITOR represents and warrants that

         a. No other person has any interest in or rights to the Note or any obligations hereunder;

         b. Neither the Note nor the proceeds thereto have been assigned, hypothecated, discharged, or otherwise by the CREDITOR;

         c. The CREDITOR has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all documents delivered in connection herewith, and this Agreement constitutes, and each document or instrument to be executed by the CREDITOR pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute the valid and legally binding obligation of the CREDITOR enforceable in accordance with its terms. The execution and delivery of this Agreement and of each document or instrument to be executed by the CREDITOR pursuant to the terms hereof has been duly authorized by the CREDITOR's Board of Directors.

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3.       The DEBTOR represents and warrants that it has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all documents delivered in connection herewith, and this Agreement constitutes, and each document or instrument to be executed by the DEBTOR pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute the valid and legally binding obligation of the DEBTOR enforceable in accordance with its terms. The execution and delivery of this Agreement and of each document or instrument to be executed by the DEBTOR pursuant to the terms hereof has been duly authorized by the DEBTOR Board of Directors. The Debtor shall use its best efforts to issue to the CREDITOR its portion of the Settlement Shares (154,000 restricted shares) as soon as practicable on or before December 12, 2000.

4. The Escrow Agent agrees to hold the Escrow Fund under the terms and conditions of the Agreement and to perform the acts and duties imposed upon him. If at any time in the performance of his duties hereunder, it is necessary for the Escrow Agent to receive, accept or act upon any notice or writing purported to have been executed or issued by or on behalf of the Creditor, Debtor or Guarantor, an arbitrator or other third person, it shall not be necessary for the Escrow Agent to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said writing are authorized so to execute, sign or otherwise issue or authenticate the said writings or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity. The Escrow Agent may act in reliance upon the advise or counsel in reference to any matter relating hereto and shall not be liable for any acts or omissions of any kind unless occasioned by his own negligence or willful misconduct. Escrow Agent shall not look to the Seller for the payment of his fees hereunder.

5. The GUARANTOR represents and warrants that the GUARANTOR has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and all documents delivered in connection herewith, and this Agreement constitutes, and each document or instrument to be executed by the GUARANTOR pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute the valid and legally binding obligation of the GUARANTOR enforceable in accordance with its terms. The GUARANTOR shall use his best efforts to undertake to have transferred to the CREDITOR 116,000 restricted Settlement Shares as soon as practicable on or before December 12, 2000.

6. Each certificate representing the Settlement Shares will be imprinted with a legend substantially in the following form:


         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY THE ISSUER, THE ISSUER SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

7. The CREDITOR represents and warrants that the CREDITOR is (a) acquiring the Settlement Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (b) is a sophisticated investor with knowledge and experience in business and financial matters, (c) has received certain information concerning the DEBTOR and has had the opportunity to obtain additional information, as desired, in order to evaluate the merits and the risks inherent in holding the Settlement Shares and (d) is an accredited investor.

8. The following persons have executed mutual releases, the form of which is attached hereto as Exhibit "A": (i) Creditor, (ii) Debtor, (iii) Guarantor, and (iv) Carlos Bertonatti.

9. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

10. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in the U.S. District Court for the Southern District of New York or, if such Court lacks subject matter jurisdiction, in the United States Supreme Court. Each of the parties waives any right to object to the jurisdiction or venue of either of such Courts or to claim that such Courts are an inconvenient forum.

11. Each of the parties shall perform each of their duties and obligations under this Agreement in good faith.

12. If counsel for the CREDITOR, as escrow agent, does not receive (i) the $200,000 described above and (ii) stock certificate(s) representing an aggregate of 270,000 restricted Settlement Shares on or before December 12, 2000 at 5:00 p.m., this agreement, the mutual releases and all related documents shall terminate and the counsel for the CREDITOR shall return the $200,000 to the DEBTOR.

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


IN WITNESS WHEREOF, the undersigned has duly executed this Agreement on the day and year first above written.

DEBTOR:

Globaltron Communications Corporation

Signature: /s/ Kevin P. Fitzgerald, CEO
           ----------------------------
               Kevin P. Fitzgerald

GUARANTOR:

Signature:  /s/ Gary D. Morgan
           ----------------------------
                Gary D. Morgan

CREDITOR:

International Investments Communications, Ltd.


Signature: /s/ Carlos Bertonatti
           ----------------------------
               Carlos Bertonatti

                                   EXHIBIT "A"

                             FORM OF MUTUAL RELEASE